UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2006
ACCENTURE SCA
(Exact name of Registrant as specified in its charter)

Luxembourg (State or other jurisdiction of incorporation)	001-49713 (Commission File Number)	98-351796 (I.R.S. Employer Identification No.)
46A, Avenue J.F. Kennedy
L-1855 Luxembourg
(Address of principal executive offices)
Registrant’s telephone number, including area code: (352) 26 42 35 00
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
On September 29, 2006, Accenture SCA, through its subsidiary Accenture International S.a.r.l., finalized the transfer of an aggregate of 1,841,409 Class III common shares to Accenture Ltd in connection with transactions related to the issuance by Accenture Ltd of an aggregate of 1,841,409 of Accenture Ltd Class A common shares delivered pursuant to outstanding options awards, grants of restricted share units and voluntary equity investment program share purchases under Accenture’s equity compensation plans. The Class III common shares were transferred in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, on the basis that the transaction did not involve any public offering. Class III Common Shares are convertible into Class II Common Shares by a resolution of an extraordinary meeting of Accenture SCA’s shareholders. The conversion ratio is 1 Class III common share for 10 Class II common shares.
Between June 30, 2006 and prior to September 29, 2006, Accenture SCA and its subsidiaries transferred an additional 4,226,809 shares of Accenture SCA Class III common shares to Accenture Ltd for similar purposes in unregistered transactions. In aggregate, 6,068,218 (inclusive of the 1,841,409 shares described herein) Class III common shares of Accenture SCA have been transferred to Accenture Ltd since the filing of Accenture SCA’s quarterly report on Form 10-Q on June 30, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 5, 2006	ACCENTURE SCA, represented by its General Partner, Accenture Ltd, itself represented by its duly authorized signatory
/s/ Douglas G. Scrivner
	Name:	Douglas G. Scrivner